(DEL) U.S. ENVIRONMENTAL, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    Computation of Earnings Per Common Share

                                                                                          February 18, 1988,
                                                       For the Three Months Ended          (Inception) to
                                                      December 31,     December 31,        December 31,
                                                   -----------------------------------    ----------------
                                                   -----------------------------------    ----------------
                                                        1997               1996                1997
                                                   ----------------   ----------------    ----------------
                                                   ----------------   ----------------    ----------------

Shares  outstanding:                                    82,553,394         45,891,909          82,553,394
Weighted average shares outstanding                     82,076,728         44,780,798          27,759,921
Net loss                                           $      (130,943)   $       (98,313)    $    (4,776,384)

Net loss per share                                 $        (0.002)   $        (0.002)    $         (0.17)
